Exhibit 10.1

SIDE LETTER AGREEMENT

December 16, 2025

Anson Advisors Inc., on behalf of

Anson Investments Master Fund LP

Anson East Master Fund LP

16000 Dallas Parkway, Suite 800

Dallas, Texas 75248

Re: Side Letter Agreement – Warrant Terms and Additional Covenants

Ladies and Gentlemen:

Reference is made to that certain underwritten registered direct offering (the “Offering”) of shares of common stock, par value $0.0001 per share (the “Common Stock”), and warrants to purchase shares of Common Stock (the “Warrants”) of Rekor Systems, Inc., a Delaware corporation (the “Company”), closed on or about December 16, 2025 (the “Closing Date”), pursuant to which you (the “Investor”) purchased 8,571,428 units, each unit consisting of (i) one share of Common Stock and (ii) one Warrant. This letter agreement (this “Agreement”) sets forth certain additional terms, covenants, and agreements between the Company and the Investor in connection with the Offering and the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Warrants or, if not defined therein, shall have their common meaning in the securities industry.

In connection with the Offering and your purchase of Warrants, the Company and the Investor hereby agree as follows:

1.	PROHIBITION ON VARIABLE RATE TRANSACTIONS

From the date hereof until such time as the Investor no longer holds any of the Warrants, the Company shall be prohibited from effecting or entering into an agreement to effect any “Variable Rate Transaction.”

The term “Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

For the avoidance of doubt, the issuance of a security which is subject to customary anti-dilution protections, including where the conversion, exercise or exchange price is subject to adjustment as a result of stock splits, reverse stock splits and other similar recapitalization or reclassification events, shall not be deemed to be a “Variable Rate Transaction.”

For the further avoidance of doubt, “Variable Rate Transaction” does not include the issuance of (i) revenue bonds or other straight debt instruments with no equity or equity-linked components, or (ii) traditional term loans or credit facilities that do not include equity or equity-linked conversion features.

Notwithstanding the foregoing, “Variable Rate Transaction” shall not include issuances and sales of Common Stock pursuant to an “at-the-market” offering program or facility (an “ATM Offering”) under which the Company may offer and sell shares of Common Stock at prevailing market prices, provided that (i) such ATM Offering is made pursuant to an effective registration statement on Form S-3 or other appropriate form under the Securities Act, and (ii) the offering price per share in any such sale is not less than $1.75.

2.	PARTICIPATION RIGHTS

(a) Non-Underwritten Offerings.

(i) If, during the period from the Closing Date through and including the second (2nd) year anniversary of the Closing Date (the “Participation Period”), the Company proposes to offer and sell any New Securities (as defined below) in an offering (other than an ATM Offering as defined in Section 1) that is conducted pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), or in an offering that is registered under the Securities Act that is not conducted as a firm-commitment underwritten offering, then, subject to compliance with all applicable securities laws and regulations, the Investor shall have the right to purchase, on the same terms, including the price per security, and subject to the same conditions, as are applicable to the other investors in such offering, that amount of New Securities being offered for sale in such offering equal to thirty percent (30%) of the total amount of New Securities offered for sale in such offering.

(ii) If the Company proposes to conduct an offering with respect to which the Investor would have rights to purchase New Securities pursuant to this Section 2(a), the Company shall give written notice (the “Offer Notice”) to the Investor at least three (3) Trading Days prior to the commencement of the offering of the New Securities, stating (i) its bona fide intention to offer such New Securities, (ii) the number, type and material terms of such New Securities to be offered, (iii) the price and terms, if any, upon which it proposes to offer such New Securities, (iv) the Investor’s participation right (30% of the total amount of New Securities offered for sale) and (v) the estimated date and time at which the Company expects to enter into a definitive agreement for the sale of the New Securities (the “Expected Sale Date”). If the information contained in the Offer Notice constitutes material non-public information (as defined under the applicable securities laws), the Company shall deliver such Offer Notice only to the individuals identified on the Investor’s signature page hereto, and shall not communicate the information to anyone else acting on behalf of the Investor without the consent of one of those individuals.

(iii) If the Investor desires to exercise its rights under this Section 2(a) to participate in such offering, then the Investor must provide a written notice to the Company by not later than 4:00 p.m. (New York City time) on the first (1st) Trading Day prior to the Expected Sale Date set forth in the Offer Notice, stating the amount of the Investor’s elected participation. If the Company receives no such notice from the Investor within the time period set forth herein, the Investor shall be deemed to have notified the Company that it does not elect to purchase any New Securities in connection with such offering and the Company shall be free to sell such securities in the offering.

(b) Underwritten Offerings.

If, during the Participation Period, the Company proposes to offer and sell any New Securities in a firm commitment underwritten offering registered under the Securities Act, then, subject to compliance with all applicable securities laws and regulations, the Company will use its commercially reasonable efforts (which must include at least three attempts, on three dates, with at least two representatives of the managing underwriter(s), including the most senior underwriter personnel devoting substantial time to such offering, both orally and in writing) to cause the managing underwriter(s) of such offering to contact the Investor about potentially participating in such offering no later than two (2) Trading Days prior to the pricing of such offering and to provide to the Investor, on the same terms, including the price per security, and subject to the same conditions, as are applicable to the public in such offering, the opportunity to purchase that amount of New Securities being offered for sale in such offering equal to thirty percent (30%) of the total amount of New Securities offered for sale in such offering (excluding securities issuable to the underwriter(s) of the offering upon exercise of an overallotment option to purchase additional shares, provided that such overallotment shall not exceed 15% of the New Securities).

(c) General Terms Applicable to Participation Rights.

(i) Notwithstanding anything to the contrary in this Section 2 and unless otherwise agreed by the Investor, in the event the Company determines to abandon a proposed offering regarding which the Company or any underwriter have provided notice to the Investor pursuant to this Section 2, the Company shall, or shall cause the managing underwriter(s), to confirm such abandonment to the Investor in the same manner and on the same day as such abandonment is communicated to other potential investors. If, by the tenth (10th) Trading Day following delivery of notice of the offering to the Investor pursuant to this Section 2, no public disclosure regarding a transaction with respect to the applicable offering has been made, such offering shall be deemed to have been abandoned and the Investor shall be deemed to not be in possession of any material non-public information (as defined under the applicable securities laws) with respect to the proposed offering, unless the Company advises the Investor that the offering has not been abandoned. The Company understands and confirms that the Investor may rely on this Section 2(c)(i) when effecting transactions in securities of the Company.

(ii) The Investor may apportion any New Securities purchased pursuant to its rights in this Section 2 in such proportion as it deems appropriate among itself and any of its Affiliates.

(iii) Notwithstanding anything to the contrary in this Section 2, if the New Securities that the Investor has the right to purchase pursuant to this Section 2 consist, in whole or in part, of Common Stock or securities that are convertible into or exchangeable for Common Stock, then if the Investor then holds any Warrants, the Investor may in its sole discretion elect to have such New Securities to be purchased by the Investor pursuant to this Section 2 instead be issued to the Investor as additional Warrants on substantially the same terms as the Warrants issued in the Offering.

(iv) The rights of the Investor under this Section 2 to purchase securities in an offering will be conditioned upon the completion of such offering.

(v) The Company hereby acknowledges that nothing in this letter constitutes an offer or the commitment by any Person to purchase any New Securities in any offering.

(d) Definitions.

For purposes of this Section 2:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

“New Securities” means any shares of Common Stock or any securities convertible into, exchangeable for or exercisable for shares of Common Stock; provided that “New Securities” shall not include (i) the securities issued in the Offering, (ii) shares of Common Stock issued or issuable upon the exercise, exchange or conversion of the Warrants or any other securities issued in the Offering, (iii) securities issued pursuant to the acquisition of another entity by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, (iv) securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction, (v) securities issued to officers, directors, employees or consultants pursuant to any stock option plan, stock purchase plan, restricted stock plan, stock bonus plan or other similar plan or arrangement duly adopted by the Company’s board of directors or a committee of non-employee directors established for such purpose or approved by the Company’s stockholders, or (vi) securities issued upon the exercise of any options or warrants or the conversion of any convertible securities outstanding as of the Closing Date.

“Trading Day” means any day on which the Common Stock is traded on the principal securities exchange or other securities market on which the Common Stock is then being traded.

3.	LOCKUP ON EQUITY AND EQUITY-LINKED ISSUANCES

From the date hereof until the date that is ninety (90) calendar days after the Closing Date (the “Lockup Period”), the Company shall not, directly or indirectly, without the prior written consent of Investors that hold a majority in interest of the Securities then outstanding: (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible into, or exercisable or exchangeable for, Common Stock (other than pursuant to the Offering or the exercise of outstanding options or warrants or the conversion of outstanding convertible securities, in each case outstanding as of the Closing Date, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, or (ii) file any registration statement or any amendment or supplement thereto (other than any registration statement on Form S-8 or any amendment or supplement to a registration statement filed prior to the Closing Date) or enter into any agreement to file any such registration statement or amendment or supplement.

Notwithstanding the foregoing, the restrictions set forth in this Section 3 shall not apply to: (a) the issuance of securities pursuant to the acquisition of another entity by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such transaction is approved by the Company’s board of directors; or (b) the issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the primary purpose of raising capital and are approved by the Company’s board of directors, in each case provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in this Section 3, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

For purposes of this Section 3, “Securities” means the Warrants and the shares of Common Stock issuable upon exercise of the Warrants.

4.	EXCLUSIVITY

The Company hereby affirms that the Investor is the only investor participating in the Offering, including but not limited to any overallotment in the Offering, and that no other investors (whether be an individual or entity) have been issued any Common Stock or Warrants in this Offering.

5.	MISCELLANEOUS

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws provisions thereof.

(b) Amendments. This Agreement may not be amended except by a written instrument signed by the Company and (i) the Investor, if the Investor holds a majority in interest of the Securities then outstanding, or (ii) if there are multiple investors holding Securities from the Offering, investors holding a majority in interest of the Securities then outstanding.

(c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Investor may assign its rights under this Agreement to any Affiliate or to any transferee of Securities, provided that such transferee agrees in writing to be bound by the terms of this Agreement.

(d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(e) Entire Agreement. This Agreement, together with the Warrants and the other documents delivered in connection with the Offering, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(f) Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described: (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile or electronic mail, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt or (B) three (3) days after deposit in the U.S. mail, first class with postage prepaid, or (iv) if given by an internationally recognized overnight courier service, then such notice shall be deemed given one (1) business day after delivery to such carrier service. Notices to the Company shall be addressed to:

Rekor Systems, Inc.

6721 Columbia Gateway Drive, Suite 400

Attention:

Email:

Notices to the Investor shall be addressed to the address and email set forth on the signature page hereto.

(g) Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(h) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i) Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. References to “Section” or “Sections” are to this Agreement unless otherwise specified.

(j) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth herein.

[Signature Page Follows]

If the foregoing accurately reflects our agreement, please sign below.

Very truly yours,

REKOR SYSTEMS, INC.

By:	/s/ Joseph Nalepa
Name: Joseph Nalepa
Title: Chief Financial Officer

AGREED AND ACCEPTED:
ANSON ADVISORS INC. ON BEHALF OF
ANSON INVESTMENTS MASTER FUND LP
ANSON EAST MASTER FUND LP

By:	/s/ Amin Nathoo
Name: Amin Nathoo
Title: Director

[Signature Page to Side Letter Agreement]